Exhibit 99.1

CONTACTS: Rich Jacobson, CEO
          Dennis Joines, President & COO                       NEWS RELEASE
          Greg Spear, CFO
          360.733.3050
==============================================================================

         Horizon Financial Reports Third Quarter of Fiscal 2009 Results
         --------------------------------------------------------------

BELLINGHAM, WA, Jan. 29, 2009 -- Horizon Financial Corp. (Nasdaq GS: HRZB) the bank holding company for Horizon Bank (``Bank''), today reported that as a result of a $10.0 million provision for loan losses, it had a net loss of $5.1 million, or $0.43 per share, for the fiscal third quarter ended December 31, 2008, compared to a net loss of $4.6 million, or $0.39 per share in the immediate prior quarter ended September 30, 2008, and net income of $4.7 million, or $0.39 per diluted share, for the fiscal third quarter ended December 31, 2007. For the first nine months of fiscal 2009, following $25.0 million in provisions for loan losses, net loss totaled $7.7 million, or $0.65 per share, compared to earnings of $14.6 million, or $1.19 per diluted share for the first nine months of fiscal 2008.

``In our third fiscal quarter, we continued to systematically diversify our assets, build liquidity and de-leverage our balance sheet,'' said Rich Jacobson, Horizon's Chief Executive Officer. ``As we work through the completion and sale of properties in our construction portfolio, we continue to see the decline in the regional housing market impact valuations and the volume of sales. We continue to work on the diversification of our loan portfolio with construction and development loan balances declining $52 million from September 30, 2008. Despite the challenging market, we've seen success in implementing our strategy to diversify the Bank's loan mix, with commercial business loans increasing to $209.1 million at December 31, 2008, compared to $168.1 million one year earlier.''

``Our non-performing assets increased in the quarter, with non-performing loans declining slightly and a significant increase in real estate owned,'' said Dennis Joines, the Bank's President and Chief Operating Officer. The $10.0 million provision booked in the quarter corresponded closely with the $10.3 million in net charge offs. With the de-leveraging of the balance sheet, loan loss reserves increased as a percentage of net loans to 2.13%.

The Puget Sound economy continues to follow the national trends with falling employment and lower home sales and prices. Nationally, 1.2 million jobs have been lost, or 0.9% of the nation's total employment between August and November, while the Puget Sound region lost 14,300 jobs, or 0.8% of its total employment during the same time period.

Conference Call Information

Management will host a conference call today, January 29, 2009, at 2:00 pm PST (5:00 pm EST) to discuss the third quarter and fiscal 2009 year-to-date results. The live call can be accessed by dialing (303) 262-2200 or on the web at http://www.horizonbank.com. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11125651# or on the web at www.horizonbank.com.

Capital Ratios, Liquidity and Credit Quality

``This quarter, we chose to suspend the quarterly cash dividend on our common stock in order to preserve capital in these challenging economic times,'' Jacobson said. ``We also filed a shelf registration to keep our options open in the event a strategic opportunity is appropriate to raise capital.'' Horizon Bank remains well capitalized by regulatory standards at December 31, 2008, with the leverage ratio at 8.00%, Tier 1 capital to risk adjusted assets of 8.99% and total risk-based capital of 10.27%.

``We are also using our liquidity tools with a sound mix of funding sources, including growth in core deposits, our investment portfolio, and our line of credit at the Federal Home Loan Bank. The extension of FDIC insurance to all non-interest bearing deposits and the increased limit to $250,000 from $100,000 per account continues to maintain consumer confidence in the national banking system and our ability to build core deposits,'' said Joines.

Total non-performing assets were $83.7 million, or 5.69% of total assets at December 31, 2008, up from $80.2 million, or 5.53% of total assets at September 30, 2008, and $1.6 million, or 0.12% of total assets at December 31, 2007. Non-performing loans decreased to $66.9 million, or 5.52% of gross loans at December 31, 2008, from $78.4 million, or 6.19% of gross loans at September 30, 2008, and $990,000, at December 31, 2007. The decline in non-performing loans at

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 2

December 31, 2008, is primarily a result of collection efforts, net charge offs and foreclosures which increased real estate owned to $16.8 million.

The allowance for loan losses was $25.3 million, or 2.13% of net loans at December 31, 2008, compared to $25.6 million, or 2.06% of net loans at September 30, 2008, and $17.9 million, or 1.50% of net loans a year ago. Net charge-offs were $10.3 million in the quarter and $18.8 million in the first nine months of fiscal 2009.

The following table breaks out the non-performing assets by category and geography at December 31, 2008:

 Non-performing Assets       Whatcom    Skagit    Snohomish    King

 1-4 Family residential      $    75    $    --    $ 1,289    $    --
 1-4 Family construction          --         --        768         --
                             ----------------------------------------
 Subtotal                         75         --      2,057         --

 Commercial land development   8,780         --     16,816         --
 Commercial construction                    221     11,622     13,656
 Multi family residential         --         --                    --
 Commercial real estate           --      5,628                    --
 Commercial loans                 --         --        500         --
 Home equity secured             100         15                    --
 Other consumer loans             --         --                    --
                             ----------------------------------------
 Subtotal                      8,880      5,864     28,938     13,656

 Total nonperforming
  assets                     $ 8,955    $ 5,864    $30,995    $13,656
                             ========================================

                             Kitsap     Pierce    Thurston     Total

 1-4 Family residential      $    --    $    --    $    --    $ 1,364
 1-4 Family construction         580      2,037         --      3,385
                             ----------------------------------------
 Subtotal                        580      2,037         --      4,749

 Commercial land development      --      5,667      2,286     33,549
 Commercial construction          --     13,214        468     39,181
 Multi family residential         --         --         --         --
 Commercial real estate           --         --         --      5,628
 Commercial loans                 --         --         --        500
 Home equity secured              --         --         --        115
 Other consumer loans             --         --         --         --
                             ----------------------------------------
 Subtotal                         --     18,881      2,754     78,973

 Total nonperforming assets  $   580    $20,918    $ 2,754    $83,722
                             ========================================

Balance Sheet Review

Total assets were $1.47 billion at December 31, 2008, compared to $1.45 billion at September 30, 2008, and $1.39 billion at December 31, 2007. Net loans declined 4% to $1.19 billion at December 31, 2008, compared to $1.24 billion at September 30, 2008, and $1.19 billion at December 31, 2007. Commercial real estate loans, including commercial construction and land development, continue to make up the majority of the portfolio representing 64% of net loans at December 31, 2008, down from 67% last quarter and 69% a year ago. Commercial business loans represent 17%, residential loans represent 13%, and consumer loans represent 6% of net loans, at the end of the fiscal third quarter. ``We are focusing on providing excellent service to our existing customer base, and we have been very selective in pursuing new relationships in this current environment when we are working to improve asset quality and complete the balance sheet de-leveraging that is necessary to return to an appropriate balance between growth and profitability,'' noted Jacobson.

The investment and mortgage-backed securities portfolio totaled $68.4 million at December 31, 2008. ``We recognized a write-down of $309,000 as a result of ''other than temporary impairment`` on private mortgage-backed securities we received from the in-kind distribution of the Shay AMF family of mutual funds. The market valuation for these securities continues to be low and the trading in these securities is limited,'' said Greg Spear, Horizon's Chief Financial Officer.

Total deposits increased 18% year over year to $1.20 billion at December 31, 2008, compared to $1.15 billion at September 30, 2008, and $1.01 billion at December 31, 2007. Core deposits, including transaction accounts and certificates of deposit under $100,000, increased 2% year over year and 4% from the prior quarter. Core deposits make up 55% of total deposits. In addition to higher FDIC insurance limits and the unlimited insurance for all non-interest bearing transaction accounts, the Bank participates in the Certificate of Deposit Account Registry Service (``CDARS'') which is a deposit matching program to match CDARS deposits in other participating banks. Included in the brokered CD totals were $11.3 million in CDARS deposits, which shifted from the Bank's retail deposit products as customers sought to maximize FDIC insurance. Jumbo CDs totaled $290.2 million, or 24% of deposits, down from 25% of deposits in the fiscal second quarter and 27% a year ago. Brokered CDs totaled $250.7 million compared to $235.5 million in the prior quarter and $97.9 million a year ago. ``We continue to use brokered CDs to replace other borrowing as part of our liquidity management, because the rates are favorable and the call features contained in many of these instruments provide us with the flexibility to divest or reprice these deposits when the time is appropriate,'' said Spear.

During the quarter ended December 31, 2008, the Bank performed an impairment assessment of its goodwill and charged off its entire goodwill asset, increasing ``Other Expenses'' for the quarter by $545,000 on a pretax basis.

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 3

Shareholders' equity was $118.3 million at December 31, 2008, compared to $122.2 million at September 30, 2008, and $127.9 million at December 31, 2007. At December 31, 2008, Horizon's book value was $9.88 per share, compared to $10.21 per share at September 30, 2008, and $10.66 per share a year earlier, and its tangible book value was $9.86 per share compared to $10.15 per share at September 30, 2008, and $10.60 per share a year ago.

Review of Operations

Net revenue (net interest income plus non-interest income) was $10.3 million in the third quarter of fiscal 2009 compared to $15.3 million for the comparable quarter in fiscal 2008. Net interest income declined 33% to $9.3 million in the current quarter compared to $13.8 million for the year ago quarter. Contributing to this decline was the lower yield on earning assets, which was primarily a result of the declining yields on the portion of the Bank's portfolio which is tied to the prime rate; however, this was offset partially by a lower cost of interest bearing liabilities. Total interest expense declined 18% in the current quarter to $9.9 million, from $12.1 million for the fiscal third quarter a year ago. Year-to-date, net revenues were $36.2 million compared to $46.0 million in the first nine months of fiscal 2008, representing a decline of $9.5 million or 20.7%.

The provision for loan losses was $10.0 million in the third quarter of fiscal 2009, $12.0 million in the immediate prior quarter and $900,000 in the third quarter of fiscal 2008. In the fiscal year to date period, the provision for loan losses was $25.0 million compared to $2.1 million a year ago.

Non-interest income was $1.0 million in the third quarter of fiscal 2009, compared to $1.5 million in the third quarter of fiscal 2008. Year-to-date, non-interest income was $4.7 million compared to $4.8 million in the first nine months of fiscal 2008.

Non-interest expense increased 12% to $8.3 million in the third quarter of fiscal 2009, from $7.4 million in the third quarter of fiscal 2008. The increase reflects higher costs for managing the other real estate owned portfolio, FDIC insurance premiums, the charge-off of the goodwill asset and increased legal and accounting fees. The reduction in force completed in the quarter helped control compensation costs which dropped 5% from the prior quarter and 2% year to date. ``During the third fiscal quarter, we announced that we will be consolidating our Alabama Street office into our nearby Barkley Boulevard office, bringing the total number of offices in the city of Bellingham to four,'' said Jacobson. The efficiency ratio was 81.08% for the quarter ended December 31, 2008, compared to 65.43% for the quarter ended September 30, 2008, and 48.46% for prior year quarter. Despite the efforts to reduce compensation and related costs, our efficiency ratio was adversely impacted by a combination of factors during the period, including the costs mentioned above, the decrease in the prime rate as well as an increase in nonaccrual interest reversals.

The net interest margin was 2.77% in the third quarter of fiscal 2009, a decrease of 49 basis points from 3.26% in the immediate prior quarter and down 163 basis points from 4.40% in the same period a year ago. Year-to-date, the net interest margin was 3.14%, down 140 basis points from 4.54% in the first nine months of fiscal 2008. The reversal of interest for non-accrual loans accounted for 31 basis points of the decline in the third quarter of fiscal 2009 and 39 basis points year to date. In addition, with approximately 35% of the loan portfolio tied to the prime rate (and not subject to floors), the recent prime rate reductions resulted in yields on the loan portfolio shifting much more quickly than those on deposits.

The yield on earning assets was 5.73% in the third quarter of fiscal 2009, a decrease from 6.20% in the preceding quarter and 8.26% in the third quarter of fiscal 2008 as a result of declining interest rates and higher than normal non-performing assets. In the third quarter of fiscal 2009, the cost of interest-bearing liabilities was 3.02%, compared to 3.00% in the preceding quarter and 4.00% for third quarter of fiscal 2008. In the first nine months of fiscal 2009, the yield on earning assets was 6.14% down from 8.46% in the same period a year ago and the cost of interest bearing liabilities was 3.07% down from 4.05% a year ago.

Horizon Financial Corp. is a $1.47 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a regional presence that has been serving customers for 87 years, and operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.


Economic data was derived from reports by the Washington State Employment Security Department, Labor Market and Economic Analysis at http://www.workforceexplorer.com, the Economic Forecaster at http://www.economicforecaster.com, Marple's Pacific Northwest Letter at http://www.marples.com, and other real estate data at http://www.wcrer.wsu.edu and http://www.nwrealestate.com/nwrpub/common/news.cfm.

                                      (more)

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 4

CONSOLIDATED STATEMENTS OF INCOME

 (unaudited)         Quarter              Quarter              Quarter
 (in 000s,            Ended     Three      Ended      One       Ended
  except share       Dec 31,    Month     Sept 30,    Year     Dec 31,
  data)               2008      Change     2008      Change     2007
 -----------------------------------------------------------------------
 Interest income:
   Interest on
    loans          $    18,363    -7%   $    19,808   -26%   $    24,917
   Interest and
    dividends on
    securities             862    -9%           949   -13%           992
                   -----------          -----------          -----------
     Total
      interest
      income            19,225    -7%        20,757   -26%        25,909

 Interest
  expense:
   Interest on
    deposits             8,927     5%         8,500    -7%         9,573
   Interest on
    borrowings           1,019   -24%         1,334   -60%         2,536
                   -----------          -----------          -----------
     Total
      interest
      expense            9,946     1%         9,834   -18%        12,109
                   -----------          -----------          -----------
     Net interest
      income             9,279   -15%        10,923   -33%        13,800

   Provision for
    loan losses         10,000   -17%        12,000  1011%           900
                   -----------          -----------          -----------
     Net interest
      income
      (loss) after
      provision
      for loan
      losses              (721)  -33%        (1,077) -106%        12,900

 Non-interest
  income:
   Service fees            747    -9%           819   -16%           893
   Net gain on
    sales of
    loans -
    servicing
    released                81   -45%           146   -52%           170
   Net gain
    (loss) on
    sales of
    loans -
    servicing
    retained                --  -100%            (2) -100%             1
   Net loss on
    investment
    securities            (302)  -61%          (777)  N/A             --
   Other                   451   -65%         1,291     0%           452
                   -----------          -----------          -----------
     Total
      non-interest
      income               977   -34%         1,477   -36%         1,516

 Non-interest
  expense:
   Compensation
    and employee
    benefits             4,103    -5%         4,337    -2%         4,205
   Building
    occupancy            1,180     0%         1,175    -4%         1,232
   Other
    noninterest
    expenses             1,921    39%         1,387    33%         1,447
   REO/collection
    expense                488   -10%           541   526%            78
   FDIC insurance          228     7%           214   686%            29
   Data processing         243     1%           241     4%           234
   Advertising             152   -31%           219   -23%           197
                   -----------          -----------          -----------
     Total
      non-interest
      expense            8,315     2%         8,114    12%         7,422

 Income (loss)
  before provision
  for income taxes      (8,059)  N/A         (7,714)  N/A          6,994
 Provision
  (Benefit) for
  income taxes          (2,939)  N/A         (3,109)  N/A          2,282
                   -----------          -----------          -----------
 Net Income
  (Loss)           $    (5,120)  N/A    $    (4,605)  N/A    $     4,712
                   ===========          ===========          ===========

 Earnings per
  share :
   Basic earnings
    (loss) per
    share          $     (0.43)  N/A    $     (0.39)  N/A    $      0.39
   Diluted
    earnings
    (loss) per
    share                  N/A   N/A            N/A   N/A    $      0.39

 Weighted average
  shares
  outstanding:
   Basic            11,970,478     0%    11,940,064    -1%    12,064,265
   Common stock
    equivalents         22,838   -29%        32,190   -75%        93,200
                   -----------          -----------          -----------
   Diluted          11,993,316     0%    11,972,254    -1%    12,157,465
                   ===========          ===========          ===========

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 5

CONSOLIDATED STATEMENTS OF INCOME

                                      Nine Months          Nine Months
                                         Ended                Ended
 (unaudited) (in 000s,                  Dec 31,              Dec 31,
  except per share data)                 2008      Change     2007
 ---------------------------------------------------------------------
 Interest income:
   Interest on loans                  $    58,617   -20%   $    73,683
   Interest and dividends on
    securities                              2,772    -8%         3,017
                                      -----------          -----------
     Total interest income                 61,389   -20%        76,700

 Interest expense:
   Interest on deposits                    26,013   -10%        28,858
   Interest on borrowings                   3,947   -41%         6,658
                                      -----------          -----------
     Total interest expense                29,960   -16%        35,516
                                      -----------          -----------
     Net interest income                   31,429   -24%        41,184

   Provision for loan losses               25,000  1090%         2,100
                                      -----------          -----------
     Net interest income after
      provision for loan losses             6,429   -84%        39,084

 Non-interest income:
   Service fees                             2,526    -6%         2,692
   Net gain on sales of loans -
    servicing released                        431   -34%           657
   Net gain (loss) on sales of loans -
    servicing retained                         (2)  N/A             18
   Net loss on investment securities         (500)  N/A             --
   Other                                    2,258    54%         1,463
                                      -----------          -----------
     Total non-interest income              4,713    -2%         4,830

 Non-interest expense:
   Compensation and employee benefits      12,943     2%        12,632
   Building occupancy                       3,482     0%         3,493
   Other noninterest expenses               4,652     4%         4,473
   REO/collection expense                   1,133   836%           121
   FDIC insurance                             487   473%            85
   Data processing                            728     2%           713
   Advertising                                589    -4%           612
                                      -----------          -----------
     Total non-interest expense            24,014     9%        22,129

 Income (loss) before provision for
  income taxes                            (12,872)  N/A         21,785
 Provision (Benefit) for income taxes      (5,167)  N/A          7,144
                                      -----------          -----------
 Net Income (Loss)                    $    (7,705)  N/A    $    14,641
                                      ===========          ===========

 Earnings per share:
   Basic earnings (loss) per share    $     (0.65)  N/A    $      1.21
   Diluted earnings (loss) per share          N/A   N/A    $      1.19

 Weighted average shares outstanding:
   Basic                               11,934,934    -2%    12,148,772
   Common stock equivalents                44,600   -57%       103,548
                                      -----------          -----------
   Diluted                             11,979,534    -2%    12,252,320
                                      ===========          ===========

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 6

 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

 (unaudited)
 (in 000s,                       Three                 One
  except share        Dec 31,    Month    Sept 30,     Year     Dec 31,
  data)                2008      Change     2008      Change     2007
 ------------------------------------------------------------------------
 Assets:
   Cash and due
    from banks      $    23,391     6%   $    22,117    -6%   $    24,807
   Interest-
    bearing
    deposits             80,869   330%        18,816  2804%         2,785
   Investment
    securities -
    available
    for sale             28,425   -12%        32,183   -41%        47,981
   Mortgage-backed
    securities -
    available
    for sale             39,954     1%        39,503    23%        32,404
   Mortgage-backed
    securities -
    held to
    maturity                  9   -10%            10   -81%            47
   Federal Home
    Loan Bank
    stock                 7,247   -16%         8,580     0%         7,247
   Loans held
    for sale              2,072    39%         1,496   -19%         2,561
   Gross loans
    receivable        1,212,479    -4%     1,265,275     0%     1,208,529
   Reserve for
    loan losses         (25,309)   -1%       (25,579)   41%       (17,891)
                    -----------          -----------          -----------

   Net loans
    receivable        1,187,170    -4%     1,239,696     0%     1,190,638
   Investment in
    real estate
    in a joint
    venture              17,879     1%        17,742     2%        17,475
   Accrued
    interest and
    dividends
    receivable            6,598    -5%         6,942   -16%         7,881
   Property and
    equipment, net       26,691    -2%        27,142    -5%        28,127
   Net deferred
    income tax
    assets                6,698    -8%         7,304    54%         4,351
   Income tax
    receivable            5,694    39%         4,111   345%         1,279
   Other real
    estate owned         16,791   803%         1,859  2464%           655
   Other assets          22,824    -4%        23,798    -1%        23,077
                    -----------          -----------          -----------
     Total
      assets        $ 1,472,312     1%   $ 1,451,299     6%   $ 1,391,315
                    ===========          ===========          ===========

 Liabilities:
   Deposits         $ 1,195,424     4%   $ 1,147,278    18%   $ 1,009,940
   Other borrowed
    funds               128,968   -15%       151,571   -42%       222,555
   Borrowing
    related to
    investment in
    real estate
    in a joint
    venture              23,942     2%        23,404     9%        21,947
   Accounts
    payable and
    other
    liabilities           3,625   -22%         4,618   -46%         6,757
   Advances by
    borrowers for
    taxes and
    insurance               195   -48%           372    -9%           215
   Deferred
    compensation          1,837    -4%         1,905    -6%         1,963
                    -----------          -----------          -----------
     Total
      liabil-
      ities         $ 1,353,991     2%   $ 1,329,148     7%   $ 1,263,377

 Stockholders'
  equity:
   Serial
    preferred
    stock, $1.00
    par value;
    10,000,000
    shares
    authorized;
    none issued
    or outstanding           --                   --                   --
   Common stock,
    $1.00 par
    value;
    30,000,000
    shares
    authorized;
    11,976,669,
    11,960,371, and
    11,998,978
    shares
    outstanding     $    11,977     0%   $    11,960     0%   $    11,999
   Additional
    paid-in
    capital              51,210     0%        51,086     1%        50,839
   Retained
    earnings             53,994    -9%        59,115   -14%        62,709
   Accumulated
    other
    comprehensive
    income (loss)         1,140    NA            (10)  -52%         2,391
                    -----------          -----------          -----------
     Total
      stockholders'
      equity            118,321    -3%       122,151    -8%       127,938
                    -----------          -----------          -----------
     Total
      liabilities
      and
      stockholders'
      equity        $ 1,472,312     1%   $ 1,451,299     6%   $ 1,391,315
                    ===========          ===========          ===========

 Intangible
  assets:
   Goodwill         $        --  -100%   $       545  -100%   $       545
   Mortgage
    servicing
    asset                   229    -3%           235     1%           227
                    -----------          -----------          -----------
   Total
    intangible
    assets          $       229   -71%   $       780   -70%   $       772
                    ===========          ===========          ===========

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 7
 LOANS
  (unaudited)
  (in 000s)          Dec 31, 2008      Sept 30, 2008      Dec 31, 2007
 -----------------------------------------------------------------------
 1-4 Mortgage
   1-4 Family
    residential     $  167,737        $   157,502        $  164,933
   1-4 Family
    construction        35,500             37,877            36,594
   Participations
    sold               (48,943)           (50,198)          (49,105)
                    ----------        -----------        ----------
 Subtotal              154,294            145,181           152,422

 Commercial land
  development          201,683            200,308           183,286
 Commercial
  construction         263,113            317,066           294,612
 Multi family

  residential           42,722             44,522            45,415
 Commercial real
  estate               273,906            286,728           312,669
 Commercial loans      209,072            207,348           168,120
 Home equity
  secured               59,538             56,047            44,267
 Other consumer
  loans                  8,151              8,075             7,738
                    ----------        -----------        ----------
 Subtotal            1,058,185          1,120,094         1,056,107
                    ----------        -----------        ----------
 Subtotal            1,212,479          1,265,275         1,208,529
 Less:
   Reserve for
    loan losses        (25,309)           (25,579)          (17,891)
                    ----------        -----------        ----------
 Net loans
  receivable        $1,187,170        $ 1,239,696        $1,190,638
                    ==========        ===========        ==========

 Net residential
  loans             $  152,502   13%  $   143,555   12%  $  151,151   13%
 Net commercial
  loans                203,760   17%      202,271   16%     165,077   14%
 Net commercial
  real estate
  loans                764,714   64%      831,123   67%     823,257   69%
 Net consumer
  loans                 66,194    6%       62,747    5%      51,153    4%
                    ---------------   ----------------   ---------------
                    $1,187,170  100%  $ 1,239,696  100%  $1,190,638  100%
                    ===============   ================   ===============


 DEPOSITS
  (unaudited)
  (in 000s)          Dec 31, 2008      Sept 30, 2008      Dec 31, 2007
 -----------------------------------------------------------------------
 Core Deposits
   Savings          $   17,677    1%  $    18,135    2%  $   18,880    2%
   Checking             76,626    6%       75,633    6%      71,300    7%
   Checking - non
    interest
    bearing             90,376    8%       65,365    6%      81,747    8%
   Money market        154,021   13%      179,714   16%     186,402   18%
   Certificates
    of Deposit
    under $100,000     315,827   27%      289,945   25%     280,276   28%
                    ---------------   ----------------   ---------------
 Subtotal              654,527   55%      628,792   55%     638,605   63%

 Other Deposits
   Certificates
    of Deposit
    $100,000 and
    above              290,227   24%      283,015   25%     273,437   27%
   Brokered
    Certificates
    of Deposit         239,353   20%      209,762   18%      97,898   10%
   CDARS Deposits       11,317    1%       25,709    2%          --    0%
                    ---------------   ----------------   ---------------
 Total Other
  Deposits             540,897   45%      518,486   45%     371,335   37%

                    ---------------   ----------------   ---------------
 Total              $1,195,424  100%  $ 1,147,278  100%  $1,009,940  100%
                    ===============   ================   ===============


 WEIGHTED AVERAGE INTEREST RATES:
                                                        Nine      Nine
                        Quarter   Quarter   Quarter    Months    Months
                         Ended     Ended     Ended     Ended     Ended
                        Dec 31,   Sept 30,  Dec 31,    Dec 31,   Dec 31,
 (unaudited)              2008      2008      2007      2008      2007
 ----------------------------------------------------------------------
   Yield on loans          5.97%     6.36%     8.55%     6.32%     8.78%
   Yield on investments    3.08%     4.05%     4.47%     3.76%     4.47%
                           ----      ----      ----      ----      ----
     Yield on interest-
      earning assets       5.73%     6.20%     8.26%     6.14%     8.46%

   Cost of deposits        3.07%     3.04%     3.88%     3.12%     3.91%
   Cost of borrowings      2.66%     2.80%     4.52%     2.79%     4.77%
                           ----      ----      ----      ----      ----
     Cost of interest-
      bearing
      liabilities          3.02%     3.00%     4.00%     3.07%     4.05%

HRZB Reports Third Quarter Fiscal 2009 Results
January 29, 2009
Page 8


 AVERAGE BALANCES
                 Quarter     Quarter     Quarter   Nine Months  Nine Months
                  Ended        Ended      Ended       Ended        Ended
 (unaudited)      Dec 31,    Sept 30,     Dec 31,     Dec 31,      Dec 31,
 (in 000s)         2008        2008        2007        2008         2007
 -------------------------------------------------------------------------
 Loans          $1,229,327  $1,246,410  $1,165,555  $1,235,843  $1,118,727
 Investments       111,800      93,757      88,687      98,192      90,053
                ----------  ----------  ----------  ----------  ----------
   Total
    interest-
    earning
    assets       1,341,127   1,340,167   1,254,242   1,334,035   1,208,780

 Deposits        1,163,647   1,118,799     987,250   1,112,868     983,495
 Borrowings        153,579     190,443     224,558     188,831     186,038
                ----------  ----------  ----------  ----------  ----------
   Total
    interest-
    bearing
    liabili-
    ties        $1,317,226  $1,309,242  $1,211,808   1,301,699   1,169,533

 Average
  assets        $1,461,806  $1,449,475  $1,368,723  $1,440,860  $1,327,829
 Average
  stockholders'
  equity        $  120,236  $  124,790  $  128,002  $  124,055  $  126,373


 CONSOLIDATED FINANCIAL RATIOS
               Quarter     Quarter     Quarter   Nine Months  Nine Months
                Ended        Ended      Ended       Ended        Ended
                Dec 31,    Sept 30,     Dec 31,     Dec 31,      Dec 31,
 (unaudited)     2008        2008        2007        2008         2007
 ------------------------------------------------------------------------
 Return on
  average
  assets           -1.40%      -1.27%       1.38%      -0.71%       1.47%
 Return on
  average
  equity          -17.03%     -14.76%      14.72%      -8.28%      15.45%
 Efficiency
  ratio            81.08%      65.43%      48.46%      66.44%      48.09%
 Net interest
  spread            2.71%       3.19%       4.27%       3.07%       4.41%
 Net interest
  margin            2.77%       3.26%       4.40%       3.14%       4.54%
 Equity-to-
  assets
  ratio             8.04%       8.42%       9.20%
 Book value
  per share   $     9.88  $    10.21  $    10.66
 Tangible
  book value
  per share   $     9.86  $    10.15  $    10.60


 RESERVE FOR LOAN LOSSES
               Quarter     Quarter     Quarter   Nine Months  Nine Months
 (unaudited)    Ended        Ended      Ended       Ended       Ended
 (dollars       Dec 31,    Sept 30,     Dec 31,     Dec 31,     Dec 31,
 (in 000s)       2008        2008        2007        2008        2007
 -----------------------------------------------------------------------
 Balance at
  beginning
  of period   $   25,579  $   19,149  $   17,023  $   19,114  $   15,889
 Provision
  for loan
  losses          10,000      12,000         900      25,000       2,100
 Charge offs
  - net of
  recoveries     (10,270)     (5,570)        (32)    (18,805)        (98)
              ----------  ----------  ----------  ----------  ----------
 Balance at
  end of
  period      $   25,309  $   25,579  $   17,891  $   25,309  $   17,891
 Reserves/
  Gross Loans
  Receivable        2.09%       2.02%       1.48%
 Reserves/Net
  Loans
  Receivable        2.13%       2.06%       1.50%


 NON-PERFORMING ASSETS
 (unaudited)
 (dollars       Dec 31,    Sept 30,     Dec 31,
  in 000s)       2008        2008        2007
 -----------------------------------------------
 Accruing
  loans -
  90 days
  past due    $    5,643  $      589  $       --
 Non-accrual
  loans           61,288      77,781         990
              ----------  ----------  ----------
 Total non-
  performing
  loans       $   66,931  $   78,370  $      990
 Total non-
  performing
  loans/gross
  loans             5.52%       6.19%       0.08%
 Real estate
  owned       $   16,791  $    1,859  $      655
              ----------  ----------  ----------
 Total non-
  performing
  assets      $   83,722  $   80,229  $    1,645
 Total non-
  performing
  assets/
  total
  assets            5.69%       5.53%       0.12%

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs, results of examinations by our banking regulators, our ability to increase our capital and manage our liquidity, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's filings with the Securities and Exchange Commission (``SEC''). Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008 and its Form 10-Q filings for the quarters ended June 30, 2008 and September 30, 2008 for meaningful cautionary language discussion why actual results may vary from those anticipated by management.